UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2012

CENTENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7700 Forsyth Boulevard, St. Louis, Missouri 63105

(Address of principal executive office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As discussed below under Item 5.07, at the 2012 Annual Meeting of Stockholders on April 24, 2012, the Company’s stockholders approved the Centene Corporation 2012 Stock Incentive Plan (the “Plan”). The text of the Plan, and the description of the Plan on pages 15-21 of the Company’s Proxy Statement dated March 9, 2012 (the “Proxy Statement”), which are listed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, are incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2012 Annual Meeting of Stockholders on April 24, 2012, the following actions were taken:

•	Robert K. Ditmore, Frederick H. Eppinger, and David L. Steward were re-elected as Class II Directors and Orlando Ayala was re-elected as a Class III Director; and
•	The selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, was ratified; and
•	The proposal to approve the advisory vote on executive compensation was approved; and
•	The 2012 Stock Incentive Plan was adopted.

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on April 24, 2012 are as follows:

1.	Election of Directors:	For	Withheld	Broker Non-Votes
	Robert K. Ditmore	42,256,634	4,243,816	2,039,023
	Frederick H. Eppinger	45,096,557	1,403,893	2,039,023
	David L. Steward	42,983,456	3,516,994	2,039,023
	Orlando Ayala	46,113,790	386,660	2,039,023

		For	Against	Abstentions
2.	Ratification of KPMG LLP as registered public accountants	48,517,271	18,457	3,745

		For	Against	Abstentions	Broker Non-Votes
3.	Advisory resolution to approve executive compensation	38,116,392	8,377,068	6,990	2,039,023

		For	Against	Abstentions	Broker Non-Votes
4.	Adoption of the 2012 Stock Incentive Plan.	38,570,384	7,923,187	6,879	2,039,023

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                 (d)           Exhibits.  See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012	CENTENE CORPORATION
	By:	/s/ WILLIAM N. SCHEFFEL
William N. Scheffel
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Centene Corporation 2012 Stock Incentive Plan, incorporated by reference to Centene Corporation 2012 Proxy Statement dated March 9, 2012, Appendix A.
10.2	Description of the Centene Corporation 2012 Stock Incentive Plan, incorporated by reference to pages 15-21 of the Centene Corporation 2012 Proxy Statement dated March 9, 2012.